UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida		33613
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On June 8, 2015, the Board of Directors of Health Insurance Innovations, Inc. (the “Company”) appointed Patrick R. McNamee as President of the Company. Michael W. Kosloske continues to serve as the Chairman and Chief Executive Officer of the Company.

Mr. McNamee, age 55, served as Executive Vice President and Chief Operating Officer of Express Scripts Holding Company, a pharmacy benefit management company, from February 2007 until March 2014. As Executive Vice President and Chief Operating Officer of Express Scripps, he was responsible for overseeing all pharmacies, call centers, information technology, client administration, quality, member engagement and clinical operations. He joined Express Scripts in 2005 as Senior Vice President and Chief Information Officer, expanding his role to EVP-Chief Operating Officer in 2007. Prior to joining Express Scripts, Mr. McNamee worked for Misys Healthcare Systems, a healthcare technology company, as President Physician Systems, from September 2003 to February 2005. Mr. McNamee was employed by various subsidiaries of General Electric Corporation from July 1989 to September 2003, including as President and Chief Executive Officer, GE Surgery, GE Medical Systems, from July 2002 to September 2003; Chief Information Officer and Chief Quality Officer, NBC, from March 2001 to July 2002; Chief Information Officer and General Manager of e-Business, GE Transportation Systems, from March 1999 to March 2001; Chief Information Officer, GE Power Plants, from March 1997 to March 1999; and Global Product Manager, Radiology Information Systems, GE Medical, from 1993 through 1997. He currently serves on the board of directors of Valitàs Health Services, Inc. and the board of directors of HD Supply Holdings, Inc., a publicly-traded company. He attended Marquette University and holds a bachelor’s degree in biomedical engineering and a master’s degree in electrical engineering.

There is no arrangement or understanding pursuant to which Mr. McNamee has been selected as an officer of the Company. There are no family relationships between Mr. McNamee and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. McNamee was or is a participant.

In connection with Mr. McNamee’s appointment, on June 8, 2015, the Company and Mr. McNamee entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement has a term of one year, and unless prior written notice of termination is given by either party prior to the expiration of the then-current term, the term of the agreement will be automatically extended for successive one-year periods. Under the Employment Agreement, Mr. McNamee will be entitled to an initial annual salary of $450,000. The Employment Agreement also provides that Mr. McNamee is entitled to a signing bonus in the amount of $35,000 and, for a period of no longer than 24 months, a monthly housing allowance of $3,500.

Pursuant to the Employment Agreement and a related Stock Appreciation Rights Award Agreement, the Company granted Mr. McNamee 300,000 stock appreciation rights under the Company’s Long Term Incentive Plan (the “LTI Plan”), with an exercise price equal to $4.72 per share, the closing price of the Company’s Class A common stock on the grant date. The stock appreciation rights will vest in increments of 25%, 25%, and 50% on the anniversary dates of the grant, subject to acceleration upon a change in control and certain termination events (including a termination without cause or for good reason). Additionally, on each annual anniversary of the date of the Employment Agreement, Mr. McNamee will be eligible for a target equity grant under the LTI Plan equal to 100% of his salary then in effect, with one-third of such grant consisting of restricted shares of the Company’s Class A common stock and two-thirds of such grant consisting of stock appreciation rights. If awarded, these grants will vest 25% on each of the first two anniversaries of the grant date and 50% on the third anniversary of the grant date.

Mr. McNamee is also eligible to participate in any equity incentive or similar plan adopted by the Company and for an annual bonus and long term incentive awards, in each case as determined by the Board of Directors. Mr. McNamee’s target bonus under the management bonus plan will be equal to 75% of his salary then in effect.

Under the Employment Agreement, Mr. McNamee is subject to non-solicitation and non-competition covenants that expire two years following termination of employment and to customary confidentiality obligations.

As provided in the Employment Agreement, in the event that the Company terminates Mr. McNamee’s employment without cause or Mr. McNamee terminates his employment for good reason, Mr. McNamee will be entitled to severance compensation in an amount equal to his accrued salary and accrued bonus through the termination date plus an amount equal to his salary payable in twelve equal monthly installments beginning on the termination date, provided in either case that Mr. McNamee executes a general release in favor of the Company. In addition, all of his unvested restricted stock, if any, would become fully vested as of the termination date and all of his unvested stock appreciation rights would become fully vested and remain exercisable until the one year anniversary of the termination date. “Good reason” includes certain changes in Mr. McNamee’s responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the Employment Agreement that remains uncured following notice of the breach, relocation of his principal place of employment, or a failure by the Company to offer him the position of Chief Executive Officer on or before December 31, 2015 if there are no circumstances then pending that would permit the Company to terminate him for cause.

The Employment Agreement further provides that, if Mr. McNamee is promoted to Chief Executive Officer, then the Board of Directors of the Company will take all required action necessary to cause Mr. McNamee to be elected to the Board and his annual salary will be increased to $550,000 and he will receive a promotion bonus of $260,000.

The foregoing does not purport to be a complete description of Mr. McNamee’s Employment Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Separation Agreement

On June 9, 2015, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Michael A. Petrizzo, Jr., the Company’s Executive Vice President, General Counsel and Secretary. Under the Separation Agreement, Mr. Petrizzo’s last day of employment with the Company will be August 31, 2015, with Mr. Petrizzo continuing to be employed by the Company during a transition period beginning on the date of the Separation Agreement and ending on August 31, 2015 (the “Transition Period”). Under the terms of the Separation Agreement, Mr. Petrizzo’s Employment Agreement with the Company has been terminated, provided that he will continue to be paid his base salary and health benefits during the Transition Period.

Pursuant to the Separation Agreement, beginning on September 1, 2015, the Company will pay Mr. Petrizzo severance in an amount equal to his monthly base salary under his Employment Agreement (i.e., $22,917), payable for 12 months through and including August 31, 2016. Although Mr. Petrizzo’s health benefits will cease as of August 31, 2015, he will be eligible to continue his group medical insurance benefits under COBRA effective September 1, 2015 and the Company will reimburse any COBRA continuation premiums paid by Mr. Petrizzo for coverage through August 31, 2016. Upon successful completion of the Transition Period, Mr. Petrizzo will also be paid a bonus equal to $25,000.

As of the date of the Separation Agreement, all of Mr. Petrizzo’s unvested restricted shares became fully vested and non-forfeitable, and all but 25,000 of his stock appreciation rights became fully vested. In exchange for the 25,000 stock appreciation rights that Mr. Petrizzo will forfeit on the last day of his employment, the Company issued 25,000 additional stock appreciation rights to Mr. Petrizzo at an exercise price of $4.79 per share that will vest upon a successful completion of the Transition Period.

The Separation Agreement provides for a full and unconditional release of the Company by Mr. Petrizzo. In addition, the Company waived its rights to enforce the non-competition covenants in Mr. Petrizzo’s Employment Agreement, while Mr. Petrizzo acknowledged and reaffirmed his obligation to adhere to the non-solicitation and nondisclosure covenants in his Employment Agreement.

The foregoing does not purport to be a complete description of Mr. Petrizzo’s Separation Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2015, the Company issued a press release announcing the appointment of Mr. McNamee as the Company’s new President, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated June 8, 2015, between Health Insurance Innovations, Inc. and Patrick R. McNamee.

10.2	Separation Agreement and General Release, dated June 9, 2015, between Health Insurance Innovations, Inc. and Michael A. Petrizzo, Jr.

99.1	Press release of Health Insurance Innovations, Inc. dated June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
Name: Michael W. Kosloske
Title: Chief Executive Officer

Date: June 10, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 8, 2015, between Health Insurance Innovations, Inc. and Patrick R. McNamee.

10.2	Separation Agreement and General Release, dated June 9, 2015, between Health Insurance Innovations, Inc. and Michael A. Petrizzo, Jr.

99.1	Press release of Health Insurance Innovations, Inc. dated June 10, 2015.